UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2023

VICOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18277	04-2742817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Frontage Road, Andover, Massachusetts 01810

(Address of Principal Executive Offices) (Zip Code)

(978) 470-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VICR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2023, the Board of Directors (the “Board”) of Vicor Corporation (the “Company”) awarded the Company’s annual stock option grant to Directors, granting non-qualified stock options to purchase up to 3,769 shares of Common Stock at an exercise price of $53.07 per share, to each Director (including Directors that are employees), other than any Director holding in excess of 10% of the total number of shares of the capital stock of the Company (i.e., Dr. Patrizio Vinciarelli, the Company’s Chairman of the Board, President and Chief Executive Officer). The grant recipients included James F. Schmidt, Corporate Vice President, Chief Financial Officer, Treasurer, and Corporate Secretary, Philip D. Davies, Corporate Vice President, Global Sales and Marketing, Michael S. McNamara, Corporate Vice President and General Manager, Operations, and Claudio Tuozzolo, Corporate Vice President and President of Vicor Power Components.

The formula used to calculate the number of shares subject to each stock option award was $200,000 divided by the closing price of a share of Common Stock as reported on the NASDAQ Global Select Market (the “NASDAQ-GS”) on June 23, 2023, the day of the 2023 Annual Meeting of Stockholders. This formula was revised from the formula used in prior years, which was $100,000 divided by the closing price of a share of Common Stock as reported on the NASDAQ-GS on the day of the Annual Meeting of Stockholders. Stock options granted to Directors as compensation for their service on the Board vest at a rate of 20% per year on each of five successive anniversaries of the date of award.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2023 Annual Meeting of Stockholders of the Company was held on June 23, 2023. Under the Company’s charter, each share of the Company’s Common Stock entitles the holder thereof to one vote per share, and each share of the Company’s Class B Common Stock entitles the holder thereof to ten votes per share. The proposals listed below were submitted to a vote of stockholders at the 2023 Annual Meeting of Stockholders.

Proposal 1 - To fix the number of directors at twelve and to elect the twelve nominees as Directors to hold office until the 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Nominees	Votes For	Votes Withheld
Patrizio Vinciarelli	135,823,033	6,912,058
Estia J. Eichten	129,676,081	13,059,010
Philip D. Davies	136,586,772	6,148,319
Samuel J. Anderson	136,007,148	6,727,943
M. Michael Ansour	136,655,985	6,079,106
Claudio Tuozzolo	136,060,045	6,675,046
Andrew T. D’Amico	136,096,168	6,638,923
Jason L. Carlson	134,029,413	8,705,678
Michael S. McNamara	136,616,578	6,118,513
James F. Schmidt	135,047,037	7,688,054
Zmira Lavie	136,835,366	5,899,725
John Shen	136,280,105	6,454,986

There were no broker non-votes and no abstentions on this proposal.

Proposal 2 – The approval, on an advisory basis, of the compensation of our named executive officers, as described in the Company’s 2023 Proxy Statement.

Votes For	Votes Against	Votes Abstaining
141,019,623	1,119,558	595,910

There were no broker non-votes on this proposal.

Proposal 3 – The determination, on an advisory basis, of the frequency of the vote on the Company’s executive compensation program.

3 years	2 years	1 year	Votes Abstaining
128,530,390	598,125	13,586,049	20,527

There were no broker non-votes on this proposal. Based on these results and consistent with a majority of votes cast with respect to this matter, our Board has adopted a policy to hold an advisory vote on executive compensation every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR CORPORATION

Date: June 26, 2023	By:	/s/ James F. Schmidt
James F. Schmidt
Chief Financial Officer